UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 8, 2005 (February 2, 2005)

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

905 West Boulevard North, Elkhart, IN	46514
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 574-293-7511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The Compensation Committee of the CTS Corporation Board of Directors approves qualitative and quantitative performance measures to be used to determine the amount of the cash bonus awards that may be paid to certain executive officers of the corporation under the CTS Corporation Management Incentive Plan each fiscal year. Qualitative performance measures are determined each year based on specific strategic objectives related to the individual’s position within the corporation. Quantitative performance measures approved by the Committee for fiscal year 2004 were earnings per share, net sales and strategic business unit operating earnings. Quantitative performance measures approved by the Committee for fiscal year 2005 will be targeted levels of earnings per share and strategic business unit operating earnings. Cash bonuses to named executive officers may not exceed 200% of their annual salaries based on the achievement of specified goals related to these performance measures. After completion of the 2005 fiscal year, the Committee will determine the extent to which performance measures have been achieved and will determine the actual bonus amounts to be paid. The CTS Corporation Management Incentive Plan has been previously filed by the corporation as an exhibit to its Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS Corporation

/s/ Richard G. Cutter

By: Richard G. Cutter Vice President, Secretary and General Counsel

Dated: February 8, 2005

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